Exhibit 23.1

                 [LETTERHEAD OF GOLDSTEIN & GANZ, CPA's, P.C.]

Board of Directors
Polymer Research Corp. of America
2186 Mill Avenue
Brooklyn, New York 11234

We hereby consent to the incorporation by the Registration Statement on Form S-2 dated June , 2003, of Polymer Research Corp. of America of our report dated February 25, 2003, appearing in Polymer's Form 10-K filed with the Commission on April ____, 2003 and to the use of our name as it appears under the caption "Experts."

Goldstein & Ganz, CPA's, PC

Great Neck, NY
June   , 2003